RESOLUTIONS OF THE BOARD OF DIRECTORS OF USG1, INC.

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

USG1, INC., CANWEALTH MINERALS CORPORATION AND KIMI ROYER AS STOCKHOLDER REPRESENTATIVE

WHEREAS, USG1, Inc. (“USG1”), is a Delaware corporation; and

WHEREAS, Canwealth Minerals Corporation (“Canwealth”) is a Delaware corporation; and

WHEREAS, the Board of Directors of USG1 (the “Board”) has contemplated and considered the proposed business combination as set forth in that certain Agreement and Plan of Merger (the “Merger Agreement”) and has determined that it is advisable and in the best interest of the USG1 Stockholders to enter into the business combination of USG1 and Canwealth, as contemplated by the Merger Agreement;

THEREFORE BE IT RESOLVED that the Board approves the business combination of USG1 and Canwealth; and

BE IT FURTHER RESOLVED that the Board adopts the Merger Agreement; and

BE IT FURTHER RESOLVED that the Chief Executive Officer of USG1 (the “CEO”) be and hereby is authorized to execute and deliver the Merger Agreement and each of the agreements contemplated thereby, each in the form previously provided to the Board, with such changes or modifications as the CEO shall deem necessary or desirable; and

BE IT FURTHER RESOLVED that the CEO be, and hereby is, authorized and empowered to take any and all such further action, to execute and deliver any and all such further instruments, documents and certificates, and to pay such expenses, in the name of and on behalf of USG1, as the CEO may deem necessary or advisable to effectuate the purposes and intent of the resolutions hereby adopted, the taking of such actions, the execution and delivery of such agreements, instruments, documents and certificates and the payment of such expenses by the CEO to be conclusive evidence of his authorization hereunder and the approval thereof; and

BE IT FURTHER RESOLVED that the CEO is directed to present the Merger Agreement and the Resolutions of the Board to all stockholders eligible to vote upon and/or approve mergers and consolidations, to the extent it is required by the General Corporation Law of the State of Delaware and the Bylaws of USG1.

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Signed: ______/s/_Kimi Royer______________________

                Kimi Royer, Chairman and Secretary of the Board of Directors

Date: ___August 10, 2012__________________________

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of August 10, 2012 (this “Agreement”), by and among Canwealth Minerals Corporation, a Delaware corporation (“Canwealth”), USG1, Inc., a Delaware corporation (“USG1”), and Kimi Royer, as representative of the USG1 Stockholders (as hereinafter defined) (the “Stockholder Representative”).

WHEREAS, the parties intend to effect the merger of Canwealth with and into USG1 (the “Merger”), with USG1 continuing as the surviving entity in the Merger (the “Surviving Company”), as a result of which the entire issued and outstanding common stock, par value $0.0001 share of USG1 (the “USG1 Stock”) will be deemed for all purposes to represent shares of common stock, par value $0.01 per share, of Canwealth (the “Canwealth Stock”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with Delaware General Corporation Law, as amended (“DGCL”);

WHEREAS, the Boards of Directors of Canwealth and the Board of Directors of USG1 have each approved the Merger and each of them has determined that this Agreement and the transactions contemplated hereby are advisable and in the respective best interests of each of Canwealth and USG1, respectively, and their respective stockholders;

WHEREAS, the USG1 Board of Directors has resolved to recommend that the stockholders of USG1 (the “USG1 Stockholders”) adopt this Agreement and the Board of Directors of Canwealth has resolved to recommend that its sole stockholder adopt this Agreement, to the extent such approval is required.

WHEREAS, as provided by this Agreement, the Stockholder Representative shall deliver to Canwealth a written consent in lieu of a meeting of stockholders, in the form annexed hereto as Schedule “A” (the “Written Consent”), signed by no less than the holders of ninety percent (90%) of the issued and outstanding shares of USG1 Stock prior to the Effective Time (the “Required Stockholder Approval”), approving the terms of this Agreement and the Merger and irrevocably appointing the Stockholder Representative for the purposes set forth in this Agreement.

                        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

ARTICLE I

TERMS OF THE MERGER

Section 1.01.          The Merger.

(i)           As a result of the Merger, at the Effective Time,

(A)       the USG1 Stockholders shall continue to hold an aggregate of six million six hundred thousand (6,600,000) of USG1 Stock, representing the number of shares of USG1 Stock they held prior to the Effective Time.  Such shares of USG1 Stock shall represent thirteen percent (13%) of the issued and outstanding shares of USG1 Stock immediately following the Effective Time; and

(B)       all of the shares of Canwealth Stock shall be converted into an aggregate of Forty-Four Million One Hundred Sixty-Nine Thousand Two Hundred and Thirty-One (44,169,231) shares of USG1 Stock, representing eighty-seven percent (87%) of the issued and outstanding shares of USG1 Stock immediately following the Effective Time.  Stock certificates representing the foregoing shares of USG1 Stock shall be issued at the Effective Time.  Such shares of USG1 Stock, together with the shares of USG1 Stock held by the USG1 Stockholders as contemplated by Section 1.01(i)(A) hereof, shall constitute the only outstanding shares of common stock of the Surviving Company following the Effective Time. The capitalization of the Surviving Company following the Merger is reflected on Schedule “B” attached hereto.

(ii)         Fractional Shares.  No certificates or scrip representing fractional shares of Canwealth Stock or book-entry credit of the same shall be issued in exchange for the USG1 Stock.  Each holder of USG1 Stock who receives any portion of the Canwealth Stock who would otherwise have been entitled to receive a fraction of a share of Canwealth Stock shall have such fractional interest rounded up to the nearest whole number.

(iv)         Merger Consideration.  As consideration for the Merger, Canwealth shall pay the Stockholder Representative an aggregate of Fifty Thousand Dollars ($50,000) (the “Merger Consideration”), who shall be solely responsible to distribute such Merger Conisderation among the non-Dissenting Stockholders (the “Non-Dissenting Stockholders”) on a pro rata basis relative to the number of shares of USG1 Stock held by each such Non-Dissenting Stockholder prior to the Merger.  The Merger Consideration shall be paid by Canwealth as follows:

(A)       Ten Thousand Dollars ($10,000) shall be payable upon a Registration Statement on Form S-1 filed by the Surviving Company being declared effective by the Securities and Exchange Commission; and

(B)       Forty Thousand Dollars ($40,000) shall be payable upon (i) the filing of a Form 15c2-11 by the Surviving Company and (ii) the shares of USG1 Stock being actively traded on a stock exchange or quotation service.

(v)           By virtue of the Merger, (A) the certificate of incorporation of USG1 as in effect immediately prior to the Effective Time, shall be, at and after the Effective Time, the certificate of incorporation of the Surviving Company and (B) the bylaws of USG1 as in effect immediately prior to the Effective Time shall be, at and after the Effective Time, the bylaws of the Surviving Company.

(vi)        From and after the Effective Time, the Surviving Company shall possess all properties, rights, privileges, powers and franchises of USG1 and Canwealth and all of the claims, obligations, liabilities, debts and duties of USG1 and Canwealth shall become the claims, obligations, liabilities, debts and duties of the Surviving Company.

Section 1.02.          Closing; Effective Time; Effect.

(a)           Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Section 5.01, and subject to the satisfaction or waiver of the conditions set forth in Article IV hereof, the closing of the Merger (the “Closing”) shall take place on a date and at a time to be specified by the parties, which shall be no later than the fifth business day after satisfaction (or waiver in accordance with this Agreement) of all the conditions set forth in Article IV, at the offices of Canwealth, unless another date, time or place is agreed to by the parties. The date on which the Closing occurs is herein referred to as the “Closing Date”.  The time when the Merger shall become effective is herein referred to as the “Effective Time”.

(b)           Subject to the terms and conditions hereof, concurrently with the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger for the Merger (the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in order to effect the Merger.  The Merger shall become effective immediately upon the filing of the Certificate of Merger or at such time thereafter as is provided in the Certificate of Merger.

Section  1.03           Dissenting Shares.  Notwithstanding any other provisions of this Agreement to the contrary, the shares of USG1 Stock which are outstanding immediately prior to the Effective Time and which are held by USG1 Stockholders who shall have not executed and delivered the Written Consent and who shall have demanded properly in writing appraisal for such shares (collectively, the “Dissenting Shares”) in accordance with Section 262 of the DGCL (each a “Dissenting Stockholder” and collectively, the “Dissenting Stockholders”) shall not be converted into or represent the right to receive any portion of the Merger Consideration.  Instead, such Dissenting Stockholders shall be entitled to receive payment of the value of such shares of USG1 Stock held by them as shall be determined in accordance with the provisions of such Section 262 of the DGCL (the “Dissenting Consideration”), and at the Effective Time such Dissenting Shares shall no longer be outstanding and shall cease to have any rights with respect thereto, except the right to receive such Dissenting Consideration.  Notwithstanding anything in the foregoing to the contrary, all Dissenting Shares held by USG1 Stockholders who shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal of such Shares in accordance with the provisions of Section 262 of the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive their respective portion of the Merger Consideration to the extent provided for herein, and such shares shall not be deemed to be Dissenting Shares.  USG1 shall give Canwealth prompt written notice of any demands for the exercise of dissenters or appraisal rights, withdrawals of demands for the exercise of dissenters or appraisal rights and any other written communications delivered to, or by, or on behalf of, USG1 pursuant to or in connection with Section 262 of the DGCL.

Section 1.04.          Tax-Free Merger.  The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Code and this Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying the Merger as a tax-free transaction for federal income tax purposes.  The parties agree to report the Merger as a tax-free reorganization under the provisions of Section 368(a).  None of the parties will take or cause to be taken any action which would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a).

Section 1.05.          USG1 Board of Directors.  At the Effective Time, the existing directors serving on the USG1 Board of Directors shall each resign and Garth McIntosh shall be elected as the sole director of USG1.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01.          Definitions.  For purposes of this Agreement, the following definitions shall apply:

(a)           As used in this Agreement, a “Material Adverse Effect” shall mean, with respect to a party, any occurrence, state of facts, change, event, effect or circumstances that, individually or in the aggregate, has or would reasonably be expected to have, a materially adverse effect on the business, operations, assets, condition (financial or otherwise), liabilities or results of operations of such party and its subsidiaries, taken as a whole, other than any occurrence, state of facts, change, event, effect or circumstances to the extent resulting from: (i) political instability, acts of terrorism or war, changes in national, international or world affairs, or other calamity or crisis, including without limitation as a result of changes in the international or domestic markets, so long as such party is not disproportionately affected thereby, (ii) any change affecting the United States economy generally or the economy of any region in which such party conducts business that is material to the business of such party, so long as such party is not disproportionately affected thereby, (iii) the announcement of the execution of this Agreement, or the pendency of the consummation of the Merger, (iv) any change in United States generally accepted accounting principles (“GAAP”) or interpretation thereof after the date hereof or (v) the execution and performance of or compliance with this Agreement.

(b)           As used in this Agreement, “knowledge,” when used with respect to USG1, shall mean the actual knowledge, after reasonable inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers or directors of USG1), of the executive officers and directors of USG1, and, when used with respect to Canwealth shall mean the knowledge, after reasonable inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers or directors of Canwealth), of the executive officers and directors of Canwealth.

Section 2.02.          Representations and Warranties of USG1.

Subject to the exceptions set forth in the disclosure schedule to be delivered by USG1 to Canwealth in connection herewith (the “USG1 Disclosure Schedule”), USG1 represents and warrants to Canwealth as follows.

(a)        Organization.  USG1 is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Complete and correct copies of the certificate of incorporation and bylaws of USG1 as in effect on the date hereof have been provided to Canwealth. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of USG1’s certificate of incorporation or bylaws.  USG1 has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and USG1 has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

(b)        Capitalization.

(i)       USG1’s authorized capitalization consists of (a) 100,000,000 shares of common stock, par value $0.0001 per share, of which 6,600,000 shares are issued and outstanding, and (b) 20,000,000 shares of preferred shares, par value $0.0001 per share, none of which are issued and outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the Closing Date, no shares of USG1’s common stock were reserved for issuance upon the exercise of outstanding options to purchase the common shares; (iv) no common shares were reserved for issuance upon the exercise of outstanding warrants to purchase USG1 common shares; (v) no shares of preferred stock were reserved for issuance to any party; and (vi) no common shares were reserved for issuance upon the conversion of USG1 preferred stock or any outstanding convertible notes, debentures or securities.  All outstanding USG1 common shares have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(ii)       There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of USG1, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.   Except as contemplated by this Agreement or as set forth in Schedule 2.02(b), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which USG1 is a party or by which it is bound obligating USG1 to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of USG1 or obligating USG1 to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue USG1 common shares or preferred stock except as set forth in this Agreement.  Except as set forth in Schedule 2.02(b) hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which USG1 is a party or by which it is bound with respect to any equity security of any class of USG1, and there are no agreements to which USG1 is a party, or which USG1 has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

(c) Subsidiaries and Predecessor Corporations.  USG1 does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

(d) Financial Statements.

(i) Incorporated in the Annual Report of USG1 for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission and posted on EDGAR, are the audited balance sheets of USG1 as of December 31, 2011 and the related audited statements of operations, stockholders’ equity and cash flows for December 31, 2011 together with the notes to such statements and the report of KCCW Accountancy Corp., independent certified public accountants, with respect thereto;

(ii) All such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. The USG1 balance sheets are true and accurate and present fairly as of their respective dates the financial condition of USG1.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, USG1 had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of USG1, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(iii) USG1 has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(iv) USG1 has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial;

(v) The books and records, financial and otherwise, of USG1 are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and

(vi) All of USG1’s assets are reflected on its financial statements, and, except as set forth in the USG1 Schedules or the financial statements of USG1 or the notes thereto, USG1 has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

(e)        Information.  The information concerning USG1 set forth in this Agreement and the USG1 Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

(f) Options or Warrants.  There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of USG1.

(g) Absence of Certain Changes or Events.  Since the date of the most recent USG1 balance sheet:

(i) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of USG1 or (ii) any damage, destruction or loss to USG1 (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of USG1;

(ii) USG1 has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of USG1; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(iii) USG1 has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent USG1 balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of USG1; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(iv) to its knowledge, USG1 has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of USG1.

(h) Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of USG1 after reasonable investigation, threatened by or against USG1 or affecting USG1 or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 2.02(h).  USG1 has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

(i) Contracts.

(i) USG1 is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(ii) USG1 is not a party to or bound by, and the properties of USG1 are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(iii) USG1 is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of USG1.

(j) No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which USG1 is a party or to which any of its assets, properties or operations are subject.

(k) Compliance With Laws and Regulations.  To the best of its knowledge, USG1 has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

(l) Approval of Agreement.  The Board of Directors of USG1 and a sufficient number of USG1 Stockholders to constitute the Required Stockholder Approval approved this Agreement and the transactions contemplated hereby.

(m)       Material Transactions or Affiliations.  Except as disclosed herein and in the USG1 Schedules, there exists no contract, agreement or arrangement between USG1 and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by USG1 to own beneficially, 5% or more of the issued and outstanding common shares of USG1 and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% USG1 Stockholder has, or has had since inception of USG1, any known interest, direct or indirect, in any such transaction with USG1 which was material to the business of USG1.  USG1 has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

(n) Bank Accounts; Power of Attorney.  Set forth in Schedule 2.02(n) is a true and complete list of (i) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by USG1 within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of USG1, (ii) all safe deposit boxes and other similar custodial arrangements maintained by USG1 within the past twelve (12) months, (iii) the check ledger for the last 12 months, and (iv) the names of all persons holding powers of attorney from USG1 or who are otherwise authorized to act on behalf of USG1 with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

(o) Valid Obligation.  This Agreement and all agreements and other documents executed by USG1 in connection herewith constitute the valid and binding obligation of USG1, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

(p) SEC Filings; Financial Statements.

(i)  USG1 has made available to Canwealth a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by USG1 with the SEC for the 36 months prior to the date of this Agreement (the “USG1 SEC Reports”), which, to USG1’s knowledge, are all the forms, reports and documents filed by USG1 with the SEC for the 36 months or applicable period prior to the date of this Agreement. As of their respective dates, to USG1’s knowledge, the USG1 SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such USG1 SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)  Each set of financial statements (including, in each case, any related notes thereto) contained in the USG1 SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, containing footnotes as permitted by rules promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of USG1 at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on USG1 taken as a whole.

(q) Exchange Act Compliance.  USG1 is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the common shares have been registered under Section 12(g) of the Exchange Act, and USG1 is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on USG1.

(r) Title to Property.  USG1 does not own or lease any real property or personal property.  There are no options or other contracts under which USG1 has a right or obligation to acquire or lease any interest in real property or personal property.

(s)    Intellectual Property.  USG1 does not own, license or otherwise have any right, title or interest in any intellectual property.

Section 2.03.          Representations and Warranties of Canwealth.

Subject to the exceptions set forth in the disclosure letter to be delivered to USG1 in connection herewith (the “Canwealth Disclosure Schedule”), Canwealth represents and warrants to USG1 as follows:

(a)        Organization.  Canwealth is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.   The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Canwealth’s certificate of incorporation or bylaws.  Canwealth has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Canwealth has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

(b)        Capitalization.

(i)       Canwealth’s authorized capitalization consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the Closing Date, no shares of Canwealth’s common stock were reserved for issuance upon the exercise of outstanding options to purchase the common shares; (iv) no common shares were reserved for issuance upon the exercise of outstanding warrants to purchase Canwealth common shares; (v) no shares of preferred stock were reserved for issuance to any party; and (vi) no common shares were reserved for issuance upon the conversion of any outstanding convertible notes, debentures or securities.  All outstanding Canwealth common shares have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(ii)       There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Canwealth, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.   Except as contemplated by this Agreement or as set forth in Schedule 2.02(b), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Canwealth is a party or by which it is bound obligating Canwealth to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Canwealth or obligating Canwealth to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue Canwealth common shares or preferred stock except as set forth in this Agreement.  Except as contemplated by this Agreement and except as set forth in Schedule 2.03(b) hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Canwealth is a party or by which it is bound with respect to any equity security of any class of Canwealth, and there are no agreements to which Canwealth is a party, or which Canwealth has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

(c) Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of Canwealth after reasonable investigation, threatened by or against Canwealth or affecting Canwealth or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 2.03(c).  Canwealth has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

(d) Approval of Agreement.  The Board of Directors of Canwealth has approved and authorized the execution and delivery of this Agreement by Canwealth and has approved this Agreement and the transactions contemplated hereby.

(e) Valid Obligation.  This Agreement and all agreements and other documents executed by Canwealth in connection herewith constitute the valid and binding obligation of Canwealth, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE III

ADDITIONAL AGREEMENTS

Section 3.01.         Legal Conditions to Merger.  Except as otherwise provided herein, each of USG1 and Canwealth will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger.  Each of USG1 and Canwealth will take all actions reasonably necessary to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or non-opposition by, any Governmental Entity or court required to be obtained or made by USG1 or Canwealth in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

Section 3.02.         Public Announcements and Regulation FD.

(a)           USG1 and/or the USG1 Stockholders will not issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement without the prior written consent and approval of Canwealth, except as may be required by SEC rules and regulations, applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system (but shall still provide a copy of such release to Canwealth for its prior written approval).

(b)           Any information concerning USG1 disclosed to Canwealth or its affiliates or representatives or any information concerning Canwealth or its affiliates or representatives disclosed to USG1, which has not been publicly disclosed, shall be kept strictly confidential by the parties hereto and shall not be disclosed or used by the recipients and until publicly disclosed by the party to which such information relates; provided, however, that the foregoing provision shall not prohibit disclosures by any party of information that (i) was in the possession of a party prior to the date hereof, provided that such information is not known by such party to be subject to a confidentiality agreement, (ii) is or becomes generally available to the public other than as a result of a disclosure by a party in violation of this Section 3.02 or (iii) a party is required to disclose by law, including in connection with a proceeding or in connection with the payment of taxes.  Each party hereto hereby agrees that no public announcements concerning the terms of this Agreement or the transactions contemplated thereunder shall be made without the mutual consent of the parties, not to be unreasonably withheld.  Notwithstanding the foregoing, Canwealth shall be entitled to issue a press release announcing the execution of this Agreement and the transactions contemplated hereunder once the Closing occurs.

(c)           All parties hereto agree not to, and shall cause each manager, officer, director or other affiliate not to, use any confidential information to purchase, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any shares of Canwealth Stock or USG1 Stock (or other securities, warrants or other forms of convertible securities outstanding or other rights to acquire such securities).   All parties hereto acknowledge that (i) a purpose of this Section 3.02(c) relating to confidentiality is so that the parties hereto will be in compliance with Regulation FD promulgated by the SEC, and other applicable securities laws, and (ii) if any party hereto does not comply with the provisions of this Section 3.02(c), the parties may be deemed by such action to be in violation of such laws and regulations, which could have a Material Adverse Effect on the business of the parties.

Section 3.03.         Indemnification by the USG1 Stockholders.

(a)        From and after the Closing Date, the USG1 Stockholders shall indemnify and hold harmless Canwealth and its officers, directors, stockholders, affiliates, employees, agents, representatives and successors in interest (“Canwealth Indemnitees”) from and against, and reimburse them for, any and all demands, claims, losses, suits, liabilities, actions or causes of action, assessments, damages, fines, taxes, penalties, costs and expenses (including reasonable fees and disbursements of counsel and amounts paid in settlement) (collectively, “Losses”) incurred or suffered by any Canwealth Indemnitees arising out of, resulting from, or relating to (i) any breach of the representations, warranties or covenants made by USG1 contained in Sections 2.02(d), 2.02(g), 2.02(p) or 2.02(q), or (ii) the Dissenting Stockholders or the Dissenting Shares.

            (b)        Notwithstanding anything herein to the contrary, the aggregate amount of any cash payments that shall be payable by the USG1 Stockholders as a result of any claims for indemnification made hereunder shall be limited to the amount of the Merger Consideration and any indemnification in excess of the amount of the Merger Consideration shall be payable in accordance with subsection (d) hereof.

            (c)        In the event any Canwealth Indemnitee makes an indemnification claim pursuant to this Section 3.03 at a time that the Merger Consideration has not yet been paid to the USG1 Stockholders in full, such Canwealth Indemnitee may offset any Losses arising out of or relating to any indemnity claims pursuant to the terms and conditions of this Section 3.03 against the then unpaid Merger Consideration; provided, that, the Canwealth Indemnitees shall not be entitled to the aforementioned setoff rights unless all or part of the Losses is not paid within ten (10) days after Canwealth’s delivery of a written notice to the USG1 Stockholders of its intent to exercise such setoff rights in accordance with the terms hereof.

            (d)       In the event either (i) an indemnification claim is made hereunder at a time when the Merger Consideration has been paid in full to the USG1 Stockholders or (ii) an indemnification claim hereunder involves Losses in excess of the then unpaid Merger Consideration, then the Canwealth Indemnitee may offset to the extent of the unpaid Merger Consideration, if any, in accordance with Section 3.03(c) hereof, and the Surviving Company shall issue the number of shares of USG1 Stock to the Canwealth Indemnitee having a fair market value equal to the Merger Consideration shortfall.  In the event such indemnification claim is made at a time when the shares of USG1 Stock are being actively traded on a stock exchange or quotation service, then, for the purposes hereof, the shares of USG1 Stock shall have a value equal to the average opening and closing prices for the five (5) trading days prior to the date of the indemnification claim.  In the event such indemnification claim is made at a time when the shares of USG1 Stock are not being actively traded on a stock exchange or quotation service, then the Surviving Company shall retain an independent, credible third party appraiser to assess the value of the shares of USG1 Stock as of the date of the indemnification claim, which such appraiser’s findings shall be deemed conclusive for the purposes hereof.

Section 3.04.         Other Actions.  Except as contemplated by this Agreement, neither Canwealth nor USG1 shall, and shall not permit any of its subsidiaries to, take or agree or commit to take any action that is likely to result in any of its respective representations or warranties hereunder being untrue or in any of the conditions to the Merger set forth in Article III not being satisfied.

ARTICLE IV

CLOSING DOCUMENTS AND CONDITIONS

Section 4.01.         Conditions to Each Party’s Obligations.  The obligations of each Party to consummate the Merger and other transactions described herein shall be subject to the satisfaction or waiver (where permissible), at or prior to the Effective Time, of the following conditions:

(a)           Stockholder Approval. The Written Consent of a sufficient number of USG1 Stockholders to constitute the Required Stockholder Approval shall have been obtained in accordance with the DGCL.

(b)           Requisite Regulatory Approvals and Consents. All authorizations, approvals and permits required to be obtained from or made with any Governmental Entity in order to consummate the transactions contemplated by this Agreement (the “Requisite Regulatory Approvals”), and all Consents from third Persons that are required in connection with the transactions contemplated by this Agreement, shall have been obtained or made.

Section 4.02.         Conditions to Obligation of Canwealth. The obligations of Canwealth to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)           Representations and Warranties. Each of the representations and warranties of USG1 set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except (i) to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, and (ii) this condition shall be deemed satisfied unless the incorrectness of such representations and warranties would, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)           Agreements and Covenants.  USG1 shall have performed in all material respects all of its obligations and complied with all of its agreements and covenants to be performed or complied with by them under this Agreement at or prior to the Effective Time.

(c)           Officer Certificate.  USG1 shall have delivered to Canwealth a certificate, dated the Closing Date, signed by the chief executive officer or chief financial officer of USG1, certifying in such capacity as to the satisfaction of the conditions specified in Sections 4.02(a), 4.02(b)  and 4.02(e).

(d)           Secretary’s Certificate. USG1 shall have delivered to Canwealth a true copy of the resolutions of USG1 authorizing the execution of this Agreement and the consummation of the Merger and transactions contemplated herein, certified by the Secretary of USG1 or similar officer.

(e)           USG1 Material Adverse Effect.  No USG1 Material Adverse Effect shall have occurred since the date of this Agreement.

(f)           USG1 Financial Statements.  USG1 shall have provided audited and/or unaudited financial statements of USG1 as may be required for the Super 8-K.

Section 4.03.         Conditions to Obligation of USG1.  The obligations of USG1 to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)           Representations and Warranties. Each of the representations and warranties of Canwealth set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except (i) to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, and (ii) this condition shall be deemed satisfied unless the incorrectness of such representations and warranties would, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)           Agreements and Covenants.  Canwealth shall have performed in all material respects all of its obligations and complied with all of its agreements and covenants to be performed or complied with by them under this Agreement at or prior to the Effective Time.

(c)           Officer Certificate.  Canwealth shall each delivered to USG1 a certificate, dated the Closing Date, signed by the chief executive officer or chief financial officer of USG1, certifying in such capacity as to the satisfaction of the conditions specified in Sections 4.03(a), 4.03(b)  and 4.03(e).

(d)           Secretary’s Certificate. Canwealth shall have delivered to USG1 a true copy of the resolutions of Canwealth authorizing the execution of this Agreement and the consummation of the Merger and transactions contemplated herein, certified by the Secretary of Canwealth or similar officer.

(e)           Canwealth Material Adverse Effect.  No Material Adverse Effect shall have occurred since the date of this Agreement with respect to Canwealth.

ARTICLE V

GENERAL PROVISIONS

Section 5.01.         Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a)        by mutual written consent of USG1 and Canwealth, or by mutual action of their respective Boards of Directors;

(b)        by either Canwealth or USG1, if there has been a material violation or breach by the other party of any covenant, representation or warranty contained in this Agreement, which violation  or breach (i) would cause the conditions set forth in Article IV not to be satisfied and (ii) shall not have been waived by the non-breaching party or cured by the breaching party within thirty (30) days of receipt of written notice thereof from the non-breaching party, or which by its nature cannot reasonably be cured prior to December 31, 2012 (the “Outside Date”); or

(c)        by either Canwealth or USG1, if the conditions set forth in Article IV hereof are not each satisfied by the Outside Date.

Section 5.02.         Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 5.03.         Survival of Representations, Warranties and Agreements.  All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, for a period of one year from the Closing Date, except for those related to taxes, which shall survive as long as the applicable statute of limitations.

Section 5.04.         Notices.  Any notice or communication required or permitted hereunder shall be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, or, if mailed, five business days after the date of mailing to the following address, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

If to Canwealth:

1376 Perrot Blvd.

Ile Perrot, Quebec

Canada J7V 7P2

With a copy to:

Westerman Ball Ederer Miller & Sharfstein, LLP

1201 RXR Plaza

Uniondale, New York 11556

If to USG1 or the USG1 Stockholders:

Kimi Royer

1126 Madison 9517

Fredericktown, MO 63645

Section 5.05.         Interpretation:  Certain Definitions. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”  The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.  As used in this Agreement, “affiliate” means, as to the person specified, any person controlled, controlled by, or under common control with such person, and “person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust or other entity.

Section 5.06.         Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  Signatures hereto transmitted via email, facsimile or other form of electronic image shall be deemed original signatures.

Section 5.07.         Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 5.08.         Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Section 5.09.         Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Canwealth may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly formed direct or indirect wholly owned subsidiary of Canwealth.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 5.10.         No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate.  Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under this Agreement or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

Section 5.11.         Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal or state court sitting in New York in the event any dispute between the parties hereto arises out of this Agreement solely in connection with such a suit between the parties, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court sitting in New York.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the following has caused this Merger Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

                                                                                    CANWEALTH MINERALS

CORPORATION

By: ___/s/_Garth McIntosh_____________

                                                                                           Name: Garth McIntosh

                                                                                           Title: President, ICBS, Ltd.

USG1, INC.

By: ___/s/_Kimi Royer_________________

                                                                                           Name: Kimi Royer

                                                                                           Title: CEO, USG1, Inc.

_____/s/_Kimi Royer__________________

                                                                                    Kimi Royer, as Stockholder Representative

USG1, Inc.

Schedule A

WRITTEN CONSENT

OF THE STOCKHOLDERS

 OF USG1, INC.

WHEREAS,  the undersigned is a stockholder of USG1, Inc., a Delaware corporation (“USG1”); and

WHEREAS, Canwealth Minerals Corporation (“Canwealth”) is a Delaware corporation; and

WHEREAS,  the Board of Directors of USG1 (the “Board”) has approved the proposed business combination as set forth in that certain Agreement and Plan of Merger, by and among USG1, Canwealth and Kimi Royer as Stockholder Representative (the “Merger Agreement”) and has adopted the Merger Agreement;

NOW, THEREFORE, IT IS HEREBY

RESOLVED,  that the undersigned hereby approves the business combination of USG1 and Canwealth and the Merger Agreement in all respects.

RESOLVED,  that the Chief Executive Officer of USG1 (the “CEO”) be and hereby is authorized to execute and deliver the Merger Agreement and each of the agreements contemplated thereby, each in the form previously provided to the Board, with such changes or modifications as the CEO shall deem necessary or desirable.

RESOLVED,  that the CEO be, and hereby is, authorized and empowered to take any and all such further action, to execute and deliver any and all such further instruments, documents and certificates, and to pay such expenses, in the name of and on behalf of USG1, as the CEO may deem necessary or advisable to effectuate the purposes and intent of the resolutions hereby adopted, the taking of such actions, the execution and delivery of such agreements, instruments, documents and certificates and the payment of such expenses by the CEO to be conclusive evidence of his authorization hereunder and the approval thereof.

THIS WRITTEN CONSENT MAY BE EXECUTED IN MULTIPLE COUNTERPARTS

[Remainder of page intentionally left blank; signature page follows.]

[Signature Page to Written Consent of the Stockholders of USG1, Inc.]

______________________________________

Name:

Title:

Number of shares of USG1 common stock held: _________

Date: __________________________________

USG1, Inc. Capitalization Schedule
Schedule B
Authorized:
Common Shares	100,000,000
Preferred Shares	20,000,000
Outstanding Common:
Shareholder	Common Shares	Percent Owned
ICBS, Ltd.	30,918,462	60.90%
Kelly Taylor	8,833,846	17.40%
Perry Radin	4,416,923	8.70%
Kimi Royer	550,000	1.08%
Robert Blessing	550,000	1.08%
Preston Jones	550,000	1.08%
Roger Dredge	350,000	0.69%
Trevor Stephens	350,000	0.69%
Brian Rietze	300,000	0.59%
Ryan Schramm	300,000	0.59%
Tiber Creek Corp	250,000	0.49%
Jason Cornelius	250,000	0.49%
Brenda Sullivan	250,000	0.49%
Ron Moss	150,000	0.30%
Paul Brown	150,000	0.30%
Louis Martone	150,000	0.30%
Terrance Frost	150,000	0.30%
Jeffery Hilbert	150,000	0.30%
Vera Lvovich	150,000	0.30%
William Bernard	150,000	0.30%
Tino Romagnoli	150,000	0.30%
Ramsey Schantz	150,000	0.30%
Phil Clodgo	150,000	0.30%
Chris Strobel	100,000	0.20%
Zach Blessin	100,000	0.20%
Justin Blessin	100,000	0.20%
Marc Quattrini	100,000	0.20%
Bernie Smith	50,000	0.10%
Edward Clausin	50,000	0.10%
Brian Murphy	50,000	0.10%
Cyndi Barnett	50,000	0.10%
Daniel Mara	50,000	0.10%
Daniel Kay	50,000	0.10%
Erica Mattson	50,000	0.10%
Joseph Hurley	50,000	0.10%
Matthew Hoffman	50,000	0.10%
Mike Cocchimiglio	50,000	0.10%
Paul Apo	50,000	0.10%
Kenneth Wininger	50,000	0.10%
Randy Stahla	50,000	0.10%
Robert Wall	50,000	0.10%
Roy Hubbard	50,000	0.10%
Peter Jett	50,000	0.10%
Wayne Watson	50,000	0.10%
Winston Prince	50,000	0.10%
Chris Penuel	50,000	0.10%
Aninash Mistri	50,000	0.10%
Total Outstanding	50,769,231	100%
Outstanding Preferred:
Shareholder	Preferred Shares	Percent Owned
None
Options, Warrants, Grants, etc.
Shareholder	Type	Percent Owned
None

USG1, Inc.

Disclosure Schedule

Exception to Sec. 2.02(d)(iv): Timely filing of all franchise taxes

When our corporation was formed in February 2010 with the help outside counsel, we believed that the franchise taxes for 2010 with the State of Delaware had been paid at that time.  We were unaware that the 2010 franchise taxes had not been paid.  When we went to file our 2011 franchise taxes online, we were closed out from making the online filing.  We contacted the Delaware Division of Corporations it was discovered that 2010 franchise taxes had not been paid.  They likely contacted our Delaware registered agent Inc. Plan of Wilmington, DE but we did not know that we were delinquent.  We were able to remedy the situation later by filing the past due 2010 and 2011 franchise taxes with at the same time and paid a penalty and interest for being delinquent.

All franchise taxes have been paid, and the exception is that they were not timely filed as discussed in Sec. 2.02(d)(iv).

All other required regulatory and tax filings have been made timely to our best knowledge.

Schedule 2.02(b) – Subscriptions, Warrants, etc.

None

Schedule 2.02(h) – Litigation

None

USG1, Inc.
Schedule 2.02(n)
Bank Accounts, Money Market Accounts, Securities:
Bank Accounts:
Bank:	Sun Security Bank	(Bank was closed by FDIC)
Account #:		527380801
Authorized Signers:		Kimi Royer
Bank:	Great Southern Bank	(Assumed our bank account in FDIC closing)
Account #:		527380801
Authorized Signers:		Kimi Royer
Power of Attorney:
- None
Individuals Who are Authorized to Act on Behalf of USG1 (other than Officers and Directors):
- None
Disbursements For Last 12 Months:
Type	Date	Payee	Account	Amount
Check	08/10/2011	Kimi Royer	64900 · Office Supplies	-201.84
Fee	08/23/2011	Sun Security Bank	60400 · Bank Service Charges	-19.50
Wire	12/09/2011	KCCW Accountancy	66700 · Professional Fees	-4,000.00
Fee	12/09/2011	Great Southern Bank	60400 · Bank Service Charges	-20.00
Fee	12/12/2011	Great Southern Bank	60400 · Bank Service Charges	-20.00
Check	03/28/2012	KCCW Accountancy	66700 · Professional Fees	-2,500.00
Check	07/24/2012	State of Delaware	60600 · Business Taxes and Licenses	-1,207.50
Check	07/30/2012	BCL Technologies	66700 · Professional Fees	-1,000.00

Canwealth Minerals Corporation

Disclosure Schedule

Schedule 2.03(b) – Subscriptions, Warrants, etc.

None

Schedule 2.03(c) – Litigation

None